UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2010

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 29, 2010, Hythiam, Inc. a Delaware corporation (the “Company”), entered a into securities purchase agreements with several institutional investors (the “Investors”) relating to the sale and issuance by the Company to the Investors of $ 3,500,000 of shares of the Company’s common stock and warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s common stock.  Each share of common stock will be sold at a price of $0.20 per share.  Investors will receive Warrants to purchase three shares of common stock at an exercise price of $0.20 per share for every four shares of common stock they purchase in this offering.

The Warrants issued to Investors will be exercisable following the original issuance of the Warrants and at any time after the original issuance of the Warrants up to the date that is 5 years from the date the Warrants become exercisable.  The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise).  The exercise price of such Warrants is $0.20 per share of common stock. The exercise price and the number of shares subject to the Warrants are subject to adjustment in the event of stock dividends, stock combinations, or similar events affecting the Company’s common stock.

The Company has agreed to pay Rodman & Renshaw, LLC, as the Company's placement agent, a cash fee equal to 9% of the gross proceeds of the offering, as well as a non-accountable expense allowance equal to 1% of the gross proceeds of the offering.

The Company offered the shares of common stock and the Warrants pursuant to an effective registration statement.

The closing of the offering is expected to take place on or before July 6, 2010, subject to the satisfaction of customary closing conditions.

On June 30, 2010, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the securities purchase agreement, the Warrant, and the placement agency agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference. Except for the historical information contained herein, this Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering. The risks and uncertainties involved include the risks detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

No.	Description
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: June 30, 2010	By:	/s/ JOHN V. RIGALI
John V. Rigali
Chief Financial Officer